Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Experts” and “Selected Consolidated Financial Data” and to the use of our report dated January 29, 2005, on Stinger Systems, Inc. consolidated financial statements for the period ended December 31, 2004 included in the Registration Statement (Form S-1/A Amendment No. 5, No. 333-122583) and related Prospectus of Stinger Systems, Inc. dated November 9, 2005.

/s/ Killman Murrell & Company, P.C.

Odessa, Texas

November 9, 2005